EXHIBIT (j)(3)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Robert Saccone, Gabrielle Bailey, Wayne DeWitt and Robert W. Helm, and each of them, his true and lawful attorney-in-fact and agent (each, an “Attorney-in-Fact”) with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute the Registration Statement of Atlantic Whitehall Funds Trust on Form N-1A (File No. 33-83430), and any or all amendments (including post-effective amendments) thereto and to file the same, with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any state securities commissions or authorities. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Attorney-in-Fact may lawfully do or cause to be done by virtue hereof.
Dated: May 3rd, 2006

/s/ Susan Machtiger	/s/ Tracy L. Nixon
Susan Machtiger	Tracy L. Nixon
Trustee	Trustee

/s/ Pierre de Saint Phalle	/s/ John Preston
Pierre de Saint Phalle	John Preston
Chairman, Board of Trustees	Trustee

/s/ Jeffrey S. Thomas
Jeffrey S. Thomas
President (Principal Executive Officer) and Trustee